Exhibit 10.01

Exhibit 10.01 – Resignation of Donald R. Mastropietro

June 15, 2010

Board of Directors

AMHN, Inc.

100 North First Street

Suite 104

Burbank, CA 91502

Effective immediately, please consider this letter my resignation as Vice President Finance, Chief Financial Officer, and Treasurer of AMHN, Inc. My resignation was not the result of a disagreement with the Company or any matter relating to the Company’s operations, policies, or practices.

Sincerely,

/s/ Donald R. Mastropietro
Donald R. Mastropietro

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